UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

__________________

PARABEL INC.

(Exact name of registrant as specified in charter)

__________________

Delaware	000-24836	33-0301060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 600 Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 321-409-7453

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL32901
(Former name or former address, if changed since last report.)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant.

On February 28, 2014, our board of directors dismissed Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm.

GT’s report on the financial statements for the fiscal years ended December 31, 2012 and 2011, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than a substantial doubt raised regarding the Company’s ability to continue as a going concern. During the period from June 11, 2010 (the date of engagement) through February 28, 2014, (i) there were no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GT, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of the above disclosures to GT and requested that GT provide us with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of GT’s response letter is attached hereto as Exhibit 16.1.

On February 28, 2014, our board of directors approved the engagement of Marcum LLP (“Marcum”), as the Company’s new independent registered public accounting firm.

During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period prior to the engagement of Marcum, the Company has not consulted Marcum regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

16.1     Letter from Grant Thornton LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARABEL INC.

Date: March 6, 2014	By:	/s/ Syed Naqvi
	Name:	Syed Naqvi
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description

16.1	Letter from Grant Thornton LLP.